Exhibit 99.1

Alysia Rodriguez U.S. Bank Trust National Association 100 Wall Street, Suite 1600 New York, NY 10005 Fax: 212-809-5459	Lehman ABS Corporation 745 Seventh Avenue New York, New York 10019 Attention: Structured Credit Trading Facsimile: (201) 524-2080

Standard & Poor’s Rating Services 55 Water Street New York, NY 10041 Fax 212-438-2664	Moody’s Investors Service, Inc. Structured Derivative Products 99 Church Street New York, NY 10007 Fax 212-553-0355

TRUSTEE’S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2004-6
CBTC Series 2004-6 Trust (Goldman Sachs Capital I)
*CUSIP: 21988K859

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following statement Distribution Date occurring on August 15, 2019

Record Date: August 14, 2019
Collection Period: February 15, 2019 through August 15, 2019, 180 Days
Distribution Date: August 15, 2019

Underlying Security: Goldman Sachs Capital I 6.345% Capital Securities due February 15, 2034

CUSIP of Underlying Security*:		38143VAA7

Certificate Account Holdings as of beginning of Collection Period
Cash Balance		$0.00
Number of Underlying Securities Held:		One
Principal Amount of Underlying Security:		$13,596,000.00

Cash Flows received during Collection Period:
Scheduled Income received on Underlying Securities on Distribution Date		$431,333.10
Principal Received on Underlying Securities		$0.00
Swap receipt		$0.00

LESS:
Swap payment		$0.00
Certificate Allocation		$431,333.10
Per $25 Certificate	$0.7931250
Fees Paid to Trustee		$0.00
Listing Fee Paid		$0.00

Certificate Account Holdings at close of business on Distribution Date
Cash Balance		$0.00
Number of Underlying Securities Held:		One
Original Principal Amount of of Underlying Securities		$13,596,000.00
Principal Amount of Underlying Securities		$13,596,000.00

Originally Issued by Trust and outstanding 543,840 Class A-1 Certificates representing Stated Amount		$13,596,000.00
Number of Call Warrants		0

Issued by Trust and outstanding at close of business on Distribution Date 543,840 Class A-1 Certificates representing Stated Amount		$13,596,000.00
Number of Call Warrants		0

U.S. Bank Trust National Association, as Trustee

*	The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.